Exhibit 99.1

Castle Biosciences Announces Preliminary Fourth Quarter and Full-Year 2019 Performance Results, Delivering 29% DecisionDx-Melanoma Test Report Volume Growth in 2019

Q4 2019 DecisionDx-Melanoma test report volume increased 37% compared to Q4 2018

Full-year 2019 DecisionDx-Melanoma test report volume increased 29% compared to full-year 2018

New Ordering Clinicians for Decision-Dx Melanoma increased 24% in 2019 compared to 2018

Year-end 2019 cash and cash equivalents balance of approximately $99 million

FRIENDSWOOD, TEXAS – Jan. 9, 2020 – Castle Biosciences, Inc. (Nasdaq: CSTL), a skin cancer diagnostics company providing personalized genomic information to improve cancer treatment decisions, today announced certain unaudited preliminary performance results for the fourth quarter and full-year 2019. The Company will report its full financial results and other metrics during its fourth quarter and year-end 2019 conference call, which is expected to be held in March 2020. Additionally, the Company expects to provide certain preliminary guidance for 2020 when it reports its final results for the fourth quarter and year-end 2019.

“We are pleased with our solid execution in 2019, particularly the acceleration in DecisionDx®-Melanoma volume seen since our first quarter 2019 commercial expansion,” said Derek Maetzold, president and chief executive officer of Castle Biosciences. “We attribute this growth to a combination of ongoing evidence development, which included eight peer-reviewed publications, as well as the early 2019 commercial expansion. As a result of this growth, we executed a second commercial expansion on December 1, 2019. And as of December 31, 2019, we have more than doubled our commercial personnel compared to December 31, 2018. Evidence development continued in 2019, including prospective studies that further support the two intended uses of our DecisionDx-Melanoma test, which we believe contributed to the posting of a draft Medicare Local Coverage Determination (LCD) expansion, as well as the acceptance of our application for a Category I MAAA Current Procedural Terminology (CPT) code by the American Medical Association’s CPT Editorial Panel.

“We believe the substantial volume growth in our lead product, DecisionDx-Melanoma, is providing more patients diagnosed with early stage cutaneous melanoma the opportunity to have informed discussions with their doctors and potentially improve treatment decisions. Additionally, we remain on track for the commercial launch of our two additional skin cancer products – our DecisionDx®-SCC gene expression profile (GEP) test for use in patients diagnosed with high risk cutaneous squamous cell carcinoma, and our skin cancer product for use in patients with a suspicious pigmented lesion – in the second half of 2020. We believe these two late stage pipeline products will increase our estimated total addressable U.S. market by more than $1.4 billion, for an estimated total addressable U.S. market of $2.0 billion for current and pipeline products.”

Fourth Quarter Ended December 31, 2019, Highlights

•
Delivered 4,480 DecisionDx-Melanoma test reports in the 2019 fourth quarter, compared to 3,270 reports during the fourth quarter of 2018, representing an increase of 37% compared to the same period in 2018.

•	Delivered 434 DecisionDx®-UM test reports in the 2019 fourth quarter, compared to 385 reports during the fourth quarter of 2018, representing an increase of 13% compared to the same period in 2018.

Year- Ended December 31, 2019, Highlights

•	Delivered 15,529 DecisionDx-Melanoma test reports for the full year 2019, compared to 12,032 reports during the full year 2018, representing an increase of 29%.

•	In 2019, new ordering clinicians for DecisionDx-Melanoma increased 24% year-over-year. Additionally, total ordering clinicians in 2019 for DecisionDx-Melanoma increased 32% to 3,927, year-over-year.

•
Delivered 1,526 DecisionDx-UM test reports for the full year 2019, compared to 1,413 reports during the full year 2018, representing an increase of 8%. On a combined basis, overall reports increased by 27% for both DecisionDx-Melanoma and DecisionDx-UM for the full year 2019, compared to 2018.

•	Year-end 2019 cash and cash equivalents balance was approximately $99 million.

•
More than 1,000 squamous cell carcinoma patients from 56 U.S. centers enrolled in the DecisionDx-SCC clinical validation and performance studies as of December 31, 2019. The Company reported positive data from the clinical validation cohort study (n=321) in October 2019, and expects to report data from the performance cohort in 2020. Castle expects to launch its DecisionDx-SCC gene expression profile (GEP) test for use in patients diagnosed with high risk cutaneous squamous cell carcinoma in the second half of 2020.

•	More than 1,000 patients were also enrolled in the clinical development, validation and performance cohort studies for Castle’s GEP test for patients with a suspicious pigmented lesion as of December 31, 2019. The Company expects to announce data from these studies and launch this GEP test in the second half of 2020.

Castle Biosciences has not completed the preparation of its financial statements for the fourth quarter or full -year 2019. The preliminary, unaudited performance results presented in this news release for the quarter and year-ended December 31, 2019, are based on management’s initial review of the information presented and are subject to adjustment based on the completion of the Company’s end-of-period reporting processes and related activities, including the audit of the Company’s financial statements, as such, any financial information contained herein may differ from the information reflected in our financial statements as of and for the year-ended December 31, 2019. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of and for the quarter and year-ended December 31, 2019. Accordingly, undue reliance should not be placed on this preliminary information.

About Castle Biosciences

Castle Biosciences (Nasdaq: CSTL) is a commercial-stage dermatologic cancer company focused on providing physicians and their patients with personalized, clinically actionable genomic information to make more accurate treatment decisions. The Company currently offers tests for patients with cutaneous melanoma (DecisionDx®-Melanoma, DecisionDx®-CMSeq; www.SkinMelanoma.com) and uveal melanoma (DecisionDx®-UM, DecisionDx®-PRAME and DecisionDx®-UMSeq; www.MyUvealMelanoma.com), with products in development for other underserved cancers, the two most advanced of which are focused on patients with cutaneous squamous cell carcinoma, and patients who have a difficult-to-diagnose pigmented lesion. Castle Biosciences is based in Friendswood, Texas (Houston), and has laboratory operations in Phoenix, Arizona. For more information, visit www.CastleBiosciences.com.

DecisionDx-Melanoma, DecisionDx-CMSeq, DecisionDx-UM, DecisionDx-PRAME and DecisionDx-UMSeq are trademarks of Castle Biosciences, Inc.

Forward-Looking Statements

The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements regarding the expected announcement of the our financial results and preliminary guidance, the expected commercial availability of our pipeline products, estimated total addressable market attributable to these pipeline products, our plans for commercial expansion, the impact of our tests, including DecisionDx-Melanoma, on patient treatment plans, the announcement/reporting of data from certain of our studies, our prospects and plans and the objectives of management.

The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the risks set forth in our final prospectus filed with the SEC on July 26, 2019 relating to our Registration Statements on Form S-1 (File Nos. 333-232369 and 333-232796) and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 12, 2019, and in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, except as may be required by law.

Media and Investor Contact:

Camilla Zuckero
832-835-5158
czuckero@castlebiosciences.com